SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2004

THE DIXIE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)		37421 (zip code)

Registrant’s telephone number, including area code (423) 510-7010

Item 5.	Other Events

Effective February 20, 2004, the Estate of Rowena K. Frierson adopted a plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended for trading in shares of Registrant’s Common Stock, par value $3 per share, and including shares of Registrant’s Class B Common Stock, par value $3 per share, upon conversion into shares of Common Stock. Daniel K. Frierson, Chairman and Chief Executive Officer of the Registrant, together with Paul K. Frierson and T. Cartter Frierson, are each co-executors of the Estate of Rowena K. Frierson, and entered into the plan on behalf of the Estate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIXIE GROUP, INC.

Date: February 20, 2004	/s/ Gary A. Harmon

Gary A. Harmon Chief Financial Officer